UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 24, 2013
(Date of Report - date of earliest event reported)

EQUAL ENERGY LTD.
(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34759 (Commission File Number)	98-0533758 (I.R.S. Employer Identification No.)

2600, 500 - 4th Avenue S.W. Calgary, Alberta Canada (Address of Principal Executive Offices)		T2P 2V6 (Zip Code)

(403) 263-0262
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 24, 2013, Equal's board of directors approved an amendment and restatement to Equal’s By Law No. 1, General By-Law (the “Amendment”).  Pursuant to the Amendment, certain advance-notice provisions were added to Equal’s by-laws.

In particular, under the Amendment, Division 4 of Equal’s by-laws were amended by adding provisions to the following effect:

(a)
Nominations of persons for election as directors of Equal at any meeting of shareholders may only be made: (a) by or at the direction of the board of directors of Equal, (b) by or at the direction or request of one or more shareholders pursuant to a proposal submitted to Equal in accordance with applicable law or a requisition of meeting submitted to the directors in accordance with applicable law, or (c) by any person who, at the close of business on the date of the giving of the applicable notice and on the record date for determining shareholders entitled to vote at such meeting, is a registered holder or beneficial owner of shares that are entitled to be voted at such meeting and complies with the notice and other procedures set forth in Division 4 of the Amendment;

(b)
Subject to certain exception, any nomination to the board of directors must be in the proper written form and delivered in the manner required by the Amendment and must be received by Equal no less than 30 days and no more than 65 days prior to the annual meeting of shareholders.  In the case of a special meeting of shareholders that is not also an annual meeting, nominations must be received no later than 15 days after the announcement of the special meeting; and

(c)
Notwithstanding anything to the contrary, if the management information circular for an annual meeting of shareholders nominates fewer than the number of directors to be elected at the meeting, a nominating shareholder’s notice required by the Amendment will also be considered timely, but only regarding nominees for the additional directorships that are to be filled by election at such annual meeting, if it is received by the Corporate Secretary of Equal not later than the close of business on the 15th day following the date on which such management information circular was first mailed to the shareholders by Equal.

In addition, pursuant to the Amendment, the minimum quorum requirement for shareholder meetings has been revised to require that the minimum quorum for shareholder meetings be, unless otherwise required by law, at least two shareholders holding shares representing not less than 25% of the shares entitled to be voted at the meeting.  Prior to the Amendment, the minimum quorum for such meetings consisted of two shareholders holding not less than 5% of the shares entitled to be voted at the meeting.

The Amendment became effective immediately upon approval by the board of directors of Equal, and will apply in relation to Equal’s 2013 annual shareholder meeting.  Shareholder approval of the Amendment will be sought at such shareholder meeting.

The foregoing description is qualified by the complete text of the Amendment, a copy of which has been filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                Description

3.1                           Amended and Restated By-Law Number 1, General By-Law

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 30, 2013

EQUAL ENERGY LTD.

By:	/s/ Dell Chapman______________
Name: Dell Chapman Title: Chief Financial Officer